SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Pyramid Breweries Inc.

(Name of Registrant as Specified In Its Charter)

XXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PYRAMID BREWERIES INC.

91 South Royal Brougham Way
Seattle, Washington 98134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of the shareholders of Pyramid Breweries Inc. (the “Company”) will be held at the Pyramid Alehouse at 901 Gilman Street, Berkeley, California on Thursday, May 2, 2002 at 9:00 a.m., for the following purposes:

1. To elect three directors.

2. To approve an increase in the number of shares authorized for grant under the Amended and Restated 1995 Employee Stock Option Plan.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Only shareholders of record at the close of business on March 1, 2002 are entitled to notice of and to vote at the meeting.

      All shareholders are requested to be present in person or by proxy. For the convenience of those shareholders who do not expect to attend the meeting in person and desire to have their shares voted, a form of proxy and an envelope, for which no postage is required, are enclosed. Any shareholder who later finds that he or she can be present at the meeting, or for any reason desires to do so, may revoke the proxy at any time before it is voted.

      Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the meeting. Your cooperation is appreciated since one-third of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

By Order of the Board of Directors

Martin Kelly
Chairman

April 1, 2002

SOLICITATION AND REVOCATION OF PROXY
PRINCIPAL SHAREHOLDERS
ELECTION OF DIRECTORS
COMPARISON OF CUMULATIVE TOTAL RETURNS* AMONG PYRAMID BREWERIES INC., THE S&P 500 INDEX AND A PEER GROUP
TRANSACTIONS WITH RELATED PARTIES; INDEBTEDNESS OF MANAGEMENT
AMENDMENT OF 1995 EMPLOYEE STOCK OPTION PLAN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS
APPENDIX A

PYRAMID BREWERIES INC.

PROXY STATEMENT

For Annual Meeting of Shareholders
To Be Held May 2, 2002

SOLICITATION AND REVOCATION OF PROXY

       The enclosed proxies are solicited by the Board of Directors of Pyramid Breweries Inc. (the “Company” or “Pyramid”) to be voted at the annual meeting of shareholders to be held on May 2, 2002, or any adjournments thereof (the “Annual Meeting”). The individuals named as proxies are Kurt Dammeier and Martin Kelly. The accompanying notice of meeting, this Proxy Statement and the form of proxy are being first sent to shareholders on or about April 1, 2002.

      All shares represented by proxies received will be voted in accordance with instructions contained therein. In the absence of voting instructions, the shares will be voted for the proposals listed herein and on the proxy. A shareholder giving a proxy has the power to revoke it at any time before it is voted.

      At the close of business on March 1, 2002, there were 8,306,750 shares of common stock, par value $.01 per share (the “Common Stock”), outstanding, which represent all of the voting securities of the Company. Each share of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights in the election of directors. Only shareholders of record at the close of business on March 1, 2002 (the “Record Date”) will be entitled to vote at the Annual Meeting. The holders of one-third of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum.

      In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and regular employees of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram, facsimile or personal contact. All reasonable proxy soliciting expenses will be paid by the Company in connection with the solicitation of votes for the Annual Meeting. The Company does not currently intend to employ any other party to assist in the solicitation process.

PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 1, 2002, for (i) each person known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors and named executive officers (as defined herein), and (iii) all of the Company’s executive officers and directors as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. Except as otherwise noted, the address of the named shareholder is c/o Pyramid Breweries Inc., 91 South Royal Brougham Way, Seattle, Washington 98134.

	Shares Beneficially
	Owned

Name and Address	Number	Percent

Kurt Dammeier	1,620,053	19.5%
George Hancock(1)	1,100,000	13.2
John Stoddard(2)	442,635	5.3
Martin Kelly	436,735	5.3
Wayne Drury(3)	100,081	1.2
Gary McGrath(4)	97,593	1.2
Nick Walpert(5)	67,168	*
Scott Svenson	55,000	*
Mark House(6)	48,758	*
Scott Barnum(7)	26,780	*
Nancy Mootz(8)	15,368	*
All executive officers and directors as a group (10 persons)(9)	3,567,536	42.9

*	Less than 1%

(1)	Includes 10,000 vested options from the Non-Employee Directors Stock Option Plan.

(2)	Includes 17,500 vested options from the Non-Employee Directors Stock Option Plan.

(3)	Includes 94,600 vested options. Effective March 15, 2002, Mr. Drury resigned his position as Chief Financial Officer of the Company.

(4)	Includes 94,900 vested options.

(5)	Includes 66,100 vested options.

(6)	Includes 47,300 vested options.

(7)	Includes 5,000 vested options from the Non-Employee Directors Stock Option Plan.

(8)	Includes 10,000 vested options from the Non-Employee Directors Stock Option Plan.

(9)	Includes 327,900 vested options.

ELECTION OF DIRECTORS

      The Board of Directors currently has six members. The Board is divided into three classes with three year staggered terms. Successors to the class of directors whose term expires at any annual meeting shall be elected for three-year terms. Each of George Hancock and Scott Barnum is nominated as a member of Class I to serve for a three-year term until the annual meeting of the shareholders in 2005 and until his successor is elected and qualified. Scott Svenson is nominated as a member of Class II to serve for a one-year term until the annual meeting of the shareholders in 2003 and until his successor is elected and qualified. Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of the nominees, Messrs. Hancock, Barnum and Svenson.

      Each of the nominees has indicated that he is willing and able to serve as a director. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The Proxies being solicited hereby will be voted for no more than three nominees at the 2002 Annual Meeting.

Vote Required

      The three nominees receiving the largest number of votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present, will be elected as Class I and II directors. Shareholders do not have cumulative voting rights in the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

      THE BOARD RECOMMENDS A VOTE IN FAVOR OF ELECTION TO THE BOARD OF EACH OF THE NOMINEES.

Directors

      The following table sets forth information regarding each nominee for election as a director and each director whose term of office will continue after the Annual Meeting.

			Expiration
Name	Current Position with Company(1)	Age	of Term

Scott Svenson	Director	37	2002
George Hancock	Director/ Founder	57	2002
Scott S. Barnum	Director	46	2002
Nancy Mootz	Director	46	2003
Kurt Dammeier	Director	43	2004
Martin Kelly	President and Chief Executive Officer Chairman of the Board	47	2004

(1)	For a description of certain committees of the Board of Directors and the members of such committees, see “Committees of the Board of Directors” below.

      SCOTT SVENSON was elected a director in August 2001. Mr. Svenson is currently Chairman and Managing Partner of Sienna Partners LLC, a private investment group based in Seattle and London. Until October 1999, Mr. Svenson was President of Starbucks Europe during which time he authored the company’s European Strategic Plan. In 1994 Mr. Svenson co-Founded Seattle Coffee Company, the first gourmet coffee retailer and wholesaler in the UK, which he built to over 70 locations before selling the company to Starbucks in early 1998. Prior to this, Mr. Svenson served as Deputy Chief Executive of CrestaCare plc and as an advisor to high growth, middle market companies with Apax Partners and Drexel Burnham Lambert. Mr. Svenson earned his Bachelors Degree from Harvard University in 1988.

      GEORGE HANCOCK has been a director of the Company since 1989. Mr. Hancock served as Chief Executive Officer from May 1992 until his retirement in December 1999, as President from July 1995 until December 1996 and as Chairman of the Board of the Company from January 1997 to December 1999. Mr. Hancock previously served as Chairman of the Board of the company from July 1989 until July 1995. He was President of Penknife Computing, Inc., a computer software company, from 1988 to May 1992. Mr. Hancock was previously employed by the international accounting firm of Coopers & Lybrand, where he was primarily responsible for management consulting projects. Mr. Hancock was also the founder of two startup software companies in England and the United States. He was awarded a Masters Degree in Business Administration by Cranfield Institute of Technology, England in 1981. He qualified as an accountant in England in 1967.

      SCOTT S. BARNUM has been a director of the Company since February 1999. Mr. Barnum is currently a co-founder and Managing Partner of Plan B, a consumer marketing consultancy and outsourced marketing department. Prior to Plan B, Mr. Barnum was Vice President/ General Manager — International for eBay Inc. Mr. Barnum served as President and Chief Operating Officer of Pete’s Brewing Company, formerly the nation’s second largest brewer of craft beers. His beer background also includes four years with

Miller Brewing Company (Miller) where he held several senior level marketing management appointments and where he ultimately launched and became General Manger of Miller’s specialty beer division. Prior to Miller, Mr. Barnum spent eight years with PepsiCo Inc. in its soft drink and snack divisions, both domestically and internationally in brand management. Mr. Barnum earned a MBA from Columbia University.

      NANCY MOOTZ has been a director of the Company since February 2000. Ms. Mootz is founder of Mootz and Company, a restaurant consulting and development firm, as well as Kona Pacific Enterprises, a food products marketing and distribution company. Since 1991, her work has included strategic planning, expansion programs, financial analysis and valuations, leasing, construction and new restaurant launch assignments. Concurrently, she conceptualized, financed, constructed and served as general partner and operator of three “fine dining’ restaurants in the San Francisco Bay Area. Ms. Mootz is an instructor at the Culinary Institute of America and also has been a guest lecturer for courses in business and entrepreneurship at the University of San Francisco and University of California, Berkeley Haas School of Business. Ms. Mootz has a Bachelor of Arts in Economics from Stanford University, and a Masters in Business Administration from Harvard University.

      KURT DAMMEIER has been a director of the Company since June 1999. Mr. Dammeier is a private investor and sole Manager of Sugar Mountain Capital, LLC. Mr. Dammeier was most recently President and Chief Executive Officer of Quebecor Integrated Media, an information services company. Mr. Dammeier earned his Bachelors Degree from Washington State University in 1982.

      MARTIN KELLY was appointed Chief Executive Officer on December 7, 1999 and has been a director of the Company since August 1999 and Chairman of the Board since May 2001. Mr. Kelly joined the Company in August 1999 as President and Chief Operating Officer. Mr. Kelly has over 20 years of beverage industry experience, earned at Miller Brewing Company, Borden, Inc. (Borden), and Coca-Cola Enterprises (Coca-Cola). At Miller, he served as Regional Vice President for 23 western states and was responsible for the operations of the Jacob Leinenkugel Brewing Company, a regional specialty brewer, and a wholly owned subsidiary of Miller. Prior to joining Miller, Mr. Kelly was a Vice President of Marketing and Sales Development at Borden. At Coca-Cola, Mr. Kelly held a variety of sales, marketing and general management positions, and most recently was Division Vice President and General Manager of the Mid Atlantic Division. Mr. Kelly earned a Masters Degree in Business Administration and a Bachelor of Science Degree in Commerce from the University of Virginia.

GENERAL INFORMATION

Committees of the Board of Directors

      The Board has a standing Audit Committee and a Compensation Committee and may form ad hoc Committees from time to time as appropriate. The Audit Committee currently comprised of Ms. Mootz and Messrs. Barnum and Dammeier recommends the selections of the Company’s independent auditors and consults with the independent auditors on the Company’s internal accounting controls. The Audit Committee met four times during 2001. The Compensation Committee, currently comprised of Messrs. Barnum, Dammeier and Hancock, recommends to the Board salaries and bonuses for the Company’s executive officers and administers the Company’s Amended and Restated 1995 Employee Stock Option Plan. The Compensation Committee met six times in 2001. The Board of Directors met four times during 2001. Each member of the Board of Directors attended at least 75% of the Board meetings. Each member of the Board who also served on one of the committees of the Board attended at least 75% of the meetings of all committees on which he or she served.

Audit Committee

      The Audit Committee operates pursuant to a charter adopted by the Board of Directors on May 3, 2000. The primary responsibilities of the Audit Committee are to oversee that management has maintained the reliability and integrity of the Company’s accounting policies, financial results, internal controls and to assure compliance with applicable laws, regulations and Company policies. A copy of the Audit Committee Charter is attached as Appendix A to the Proxy Statement.

      The members of the Audit Committee are Ms. Mootz and Messrs. Barnum and Dammeier. Each of the members of the Audit Committee is an independent director under the rules of The Nasdaq Stock Market. The members of the Audit Committee also possess the level of financial literacy and sophistication required by The Nasdaq Stock Market rules.

Report of the Audit Committee of Pyramid Breweries Inc.

February 12, 2002

To the Board of Directors of Pyramid Breweries Inc.:

      The Audit Committee is composed of three directors, each of whom meets the definition of independent as adopted by The Nasdaq Stock Market, and operates under a written charter adopted by the Company’s Board of Directors.

      The Audit Committee is responsible for providing independent oversight of the Company’s accounting functions and internal controls. The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be retained as the Company’s independent accountants. As appropriate, the Audit Committee meets and consults with the Company’s management, internal auditors and independent accounting firm to review and evaluate the Company’s audited financial statements and the disclosures contained in those statements and to monitor and oversee the Company’s internal control system, its accounting and financial reporting process, its independent audit function and its compliance with applicable laws and regulations.

      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

      The Audit Committee members are not professional accountants or auditors, and are not responsible for conducting reviews of auditing or accounting procedures, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Audit Committee’s members in business, financial, and accounting matters.

      The Audit Committee has reviewed and discussed the consolidated financial statements with management and with the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended.

      The Audit Committee has also received the letter, which includes the written disclosures from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountants that firm’s independence.

      Based upon the Audit Committee’s discussions with management and the independent accountants and its review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

2001 Audit Committee

Scott Barnum
Kurt Dammeier
Nancy Mootz

Fee Disclosure

Audit Fees

      The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the year were $71,400.

All Other Fees

      The aggregate fees billed by Arthur Andersen for services rendered to the Company, other than the services described above under “Audit Fees”, for the fiscal year ended December 31, 2001 were $59,050. None of these fees were paid for services related to financial information systems design and implementation.

Executive Compensation

      Compensation Summary. The following table summarizes the annual compensation for services rendered during 2001, 2000, and 1999 for the Company’s chief executive officer and its other executive officers whose salary and bonus exceeded $100,000 in 2001 (“Named Executive Officers”).

Summary Compensation Table

		Annual Compensation				Securities
				All Other		Underlying
Name and Principal Position		Salary(1)	Bonus	Compensation		Options

Martin Kelly	2001	$227,062	$46,000	$232,446	(2)(4)(5)	150,000
President & Chief Executive Officer	2000	213,600	24,418	751	(2)	0
	1999	77,960	11,918	0		250,000
Wayne Drury(3)	2001	$136,100	$17,874	$1,526	(2)	0
Vice President, Chief Financial	2000	59,162	0	0		170,000
Officer and Secretary	1999	0	0	0		0
Mark House	2001	$97,613	$10,357	$3,741	(2)	75,000
Vice President, Brewery Operations	2000	87,910	12,967	1,724	(2)	20,000
	1999	77,107	0	932	(2)	0
Gary McGrath	2001	$139,670	$15,668	$3,949	(2)	0
Vice President, Sales	2000	132,335	17,635	2,532	(2)	110,000
	1999	22,621	0	0		50,000
Nick Walpert	2001	$143,600	$5,250	$19,077	(2)(6)	0
Vice President and Chief Operating	2000	109,910	18,750	0		125,000
Officer, Alehouse Operations	1999	0	0	0		0

(1)	Includes a car allowance.

(2)	Consists of the Company’s matching to the 401(k) plan.

(3)	Effective March 15, 2002, Mr. Drury resigned his position as Chief Financial Officer of the Company.

(4)	Martin Kelly purchased 387,400 shares of stock (market value of $2.62 at the time) at prices ranging from $1.82 to $2.13 per share for $228,170 of compensation.

(5)	In June 2001, the Company provided Martin Kelly with two 5.6% full recourse notes to be used for the purchase of 387,000 shares of the Company’s stock and to pay withholding taxes. Mr. Kelly paid $13,250 in interest during the year 2001.

(6)	Nick Walpert purchased 20,000 shares of stock (market value of $2.90 at the time) at a price of $2.00 per share for $18,000 of compensation.

Grants of Stock Options

      The following table sets forth certain information concerning Options granted during 2001 to the named executives:

	Individual Grants				Potential Realizable
Value at Assumed
		% of Total			Annual Rates of Stock
		Options	Exercise		Price Appreciation
		Granted to	or Base		for Option Term(1)
	Options	Employees in	Price	Expiration
Name	Granted(#)	Fiscal Year	($/Share)	Date	5%($)	10%($)

Martin Kelly	150,000	67%	$2.125	6/18/2011	200,494	508,088
Mark House	75,000	33%	$2.57	7/11/2011	121,240	307,244

(1)	Potential realizable values are based on assumed compound annual appreciation rates specified by the SEC. These increases in value are based on speculative assumptions and are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

Year End Options

      The following table sets forth information concerning the number and value of options held by the named executive officers on December 31, 2001.

Year End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Year End		at Year End(6)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Martin Kelly(1)	387,400	$227,420	0	0	$0	$0
Wayne Drury(2)	0	0	94,600	75,400	45,522	36,378
Mark House(3)	0	0	13,400	6,600	6,030	2,970
Gary McGrath(4)	0	0	94,900	65,100	26,667	18,333
Nick Walpert(5)	20,000	18,000	69,400	35,600	19,242	10,008

(1)	The weighted-average exercise price of these options is $2.02 per share of common stock.

(2)	The weighted-average exercise price of these options is $1.79 per share of common stock. Effective March 15, 2002, Mr. Drury resigned his position as Chief Financial Officer of the Company.

(3)	The weighted-average exercise price of these options is $1.82 per share of common stock.

(4)	The weighted-average exercise price of these options is $1.99 per share of common stock.

(5)	The weighted-average exercise price of these options is $1.99 per share of common stock.

(6)	The closing price on The Nasdaq National Market on December 31, 2001 was $2.27.

Employment Agreements

      Mr. Kelly has an employment agreement with the Company of indefinite duration that was modified during 2001. In addition to his base compensation, Mr. Kelly is eligible for annual bonuses based on the Company achieving certain performance targets related to net sales and EBITDA to be set by the Board of Directors. The total amount of these annual bonuses cannot exceed 100% of Mr. Kelly’s base compensation. The agreement provides Mr. Kelly with a severance benefit of one year’s base salary plus a pro rata portion of any incentive bonuses earned during the year in the event that he is terminated by the Company without cause.

      Mr. McGrath has an employment agreement with the Company of indefinite duration. The agreement provides for a base compensation plus quarterly and annual bonuses based on the Company and Mr. McGrath achieving certain performance targets set by the Chief Executive Officer. The total amount of these annual bonuses can total up to 30% of Mr. McGrath’s base compensation. The agreement provides Mr. McGrath with a severance benefit of three month’s base salary plus a pro rata portion of any incentive bonuses earned during the year in the event that he is terminated by the Company without cause.

Compensation of Directors

      Each non-employee director receives a fee of $500 for each Board meeting attended and $385 for each Committee meeting attended. In addition, directors receive a $3,000 annual retainer which the directors chose to receive in Pyramid Breweries Inc. Common Stock. All directors are reimbursed for out of pocket expenses for each Board meeting attended, and non-employee directors also participate in the Non-Employee Directors Stock Option Plan (“Director Plan”).

      The Director Plan provides for grants of stock options covering 5,000 shares of Common Stock to be made automatically on the date of each annual meeting of shareholders commencing with the 1999 annual shareholders meeting to each non-employee director of the Company, so long as shares of Common Stock remain available under the Directors Plan. The exercise price under each option is the fair market value of the Common Stock on the date of grant. Each option expires in ten years after grant or one year after the death of the recipient director. A total of 250,000 shares of Common Stock are reserved for future grants of options under the Directors Plan. During 2001, 35,000 options were granted under the Directors Plan: 5,000 shares each to Ms. Mootz and Messrs. Barnum, Dammeier, Hancock, Schwalm, Stoddard, and Textor.

Report of Compensation Committee

      The Compensation Committee of the Board of Directors of the Company (the “Committee”) determined and administered the compensation of the Company’s executive officers during 2001.

      Compensation Philosophy. The Committee endeavors to ensure that the compensation programs for executive officers of the Company are effective in attracting and retaining key executives responsible for the success of the Company and in promoting its long-term interests and those of its shareholders. The Committee seeks to align total compensation for management with corporate performance. The Committee places emphasis on variable, performance-based components, such as stock option awards and cash bonuses, the value of which could increase or decrease to reflect changes in corporate and individual performances. These short- and long-term incentive compensation programs are intended to reinforce management’s commitment to enhancement of profitability and shareholder value.

      The Committee took into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company’s executive officers during 2001. In 2001 the Committee developed quantifiable corporate and individual performance measures such as sales increases and adjusted EBITDA and implemented very specific performance measures for each executive. The Committee also recognized qualitative factors, such as demonstrated leadership ability.

      Base salaries for the executive officers were established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position and the salaries paid to comparable officers by companies which are competitors of the Company. Salaries are reviewed periodically and adjusted as warranted to reflect individual performance. The Committee focused primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

      From time to time, executive officers have been eligible to receive incentive compensation awards under the Company’s annual bonus plan and stock option plan, based upon corporate and individual performance. In approving grants and awards under the bonus plan and the option plan, the Committee considered the quantitative and qualitative factors and industry comparisons related to sales and earnings growth.

      In general, compensation payments in excess of $1 million to the CEO are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). However, certain performance based compensation is not subject to such limitation. The Company’s stock option plan currently qualifies for such performance based exception. The Company does not expect that its cash compensation payable to the CEO will exceed the $1 million limitation during fiscal 2002.

Chief Executive Officer Compensation

      In June 2001, the Compensation Committee (and ultimately the full Board of Directors) determined that it was highly desirable to ensure that the CEO’s interests were in line with the interests of the shareholders. To help achieve this, the Company granted Mr. Kelly, at that time, 150,000 additional stock options at a price of $2.125 per share, which was below the $2.62 closing price of the Company’s stock on the date of grant. Mr. Kelly agreed to immediately exercise those options and all other options held by him. Concurrently, the Company agreed to accept a $787,000 full recourse note from the CEO in payment of the exercise price for the 387,400 options to purchase shares of the Company’s common stock. In addition, the Company paid withholding taxes of $115,000 due on the exercise of the options and received from Mr. Kelly an additional full recourse note for the amount of the withholding taxes. The notes are due on the earlier of June 30, 2011 or upon the sale of the stock and bear an annual interest rate of 5.6%. A total of 135,100 of those shares are unrestricted, except for being pledged as collateral for the loans, and the remaining 252,300 shares become unrestricted over the next three and one-half years. During the year ended December 31, 2001, the Company recorded $241,000 in compensation expense (non-cash) in connection with this equity arrangement.

      In evaluating the cash compensation of Martin Kelly, President and Chief Executive Officer of the Company for 2001, the Committee reviewed Mr. Kelly’s performance in managing the business through a year characterized by positive sales and market share performance, but also by significant negative external factors. and increased operating costs. The Committee noted that the Company’s gross sales increased by 6% to $32.0 million in 2001 from $30.3 million in 2000. Total soda sales increased 19% to $5.7 million and alehouse sales increased 9% to $8.4 million in 2001 compared to the year before. The company outperformed the relevant competition by increasing market share in the craft beer and craft soda categories. The Alehouse Division also outperformed the comparable industry segment performance.

      Gross Margin as a percentage of sales decreased to 25% from 27% in 2000. The decrease in gross margin was due primarily to increased utility and material costs and a shift in product mix with increasing sales of 12-pack products in the beverage division. Selling, general and administrative expenses increased 9% to $9.1 million in 2001 from $8.4 million in 2000. The increase was due primarily to increased advertising expense, selling expense and a non-cash stock compensation charge of $241,000 related to the new equity arrangement with the Company’s CEO discussed above. The Company posted a net loss of $1,615,000 compared to a net loss of $15,000 in the prior year. Earnings before interest, taxes, depreciation, amortization decreased 40% to $1.3 million for 2001. Cash provided by operations decreased to $1.6 million from $2.5 million.

      In accordance with the compensation philosophy described above and after reviewing the performance of the Company as described in the preceding paragraphs, the Committee determined it would raise Mr. Kelly’s annual base salary by 3% to $230,720 and not award a cash bonus for company performance.

2001 Compensation Committee

Kurt Dammeier — Chairman
Scott Barnum
George Hancock

Performance Graph

      The following graph compares the cumulative total shareholder return (stock price appreciation plus dividends) on the Common Stock with the cumulative total return of the S&P 500 Index and the following group of peer companies (based on weighted market capitalization) selected by the Company: Boston Beer Company, Redhook Ale Brewery Incorporated, Big Rock Brewery, Ltd. and Minnesota Brewing Company.

COMPARISON OF CUMULATIVE TOTAL RETURNS*

AMONG PYRAMID BREWERIES INC., THE S&P 500 INDEX AND A PEER GROUP

*	Assumes $100 invested on January 1, 1997 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

TRANSACTIONS WITH RELATED PARTIES; INDEBTEDNESS OF MANAGEMENT

      During 2001, the Company granted Mr. Kelly 150,000 stock options at an exercise price of $2.125. On the date of the grant, the closing price of the Company’s common stock on The Nasdaq Stock Market was $2.62. Mr. Kelly agreed to immediately exercise those options and all other options held by him. Concurrently, the Company agreed to accept a $787,000 full recourse note from the CEO in payment of the exercise price for the 387,400 options to purchase shares of the Company’s common stock. In addition, the Company paid withholding taxes of $115,000 due on the exercise of the options and received from Mr. Kelly an additional full recourse note for the amount of the withholding taxes. The notes are due on the earlier of June 30, 2011 or upon the sale of the stock and bear an annual interest rate of 5.6%. A total of 135,100 of those shares are unrestricted, except for being pledged as collateral for the loans, and the remaining 252,300 shares become unrestricted over the next three and one-half years based on Mr. Kelly continuing his employment with the Company.

AMENDMENT OF 1995 EMPLOYEE STOCK OPTION PLAN

      In 1998, the shareholders of the Company approved the Amended and Restated 1995 Employee Stock Option Plan (the “Plan”). At the Annual Meeting of Shareholders in 2000, the shareholders approved an amendment to the Plan increasing the number of authorized shares reserved for issuance upon exercise of options under the Plan to 1,315,000. The Board of Directors has approved an amendment to the Plan which would increase the number of shares reserved for issuance upon exercise of options under the Plan by 250,000 shares to 1,565,000 shares. The shareholders are being requested to approve this amendment to the Plan. A copy of the Plan is attached as an appendix to this Proxy Statement.

      The purpose of the Plan is to enable the Company to attract and retain employees of ability and experience and to furnish such personnel significant incentives to improve operations and increase profits of the Company. The Board continues to believe that equity-based incentive compensation is a key component of employee compensation and that it is important to the ongoing success of the Company to be able to offer stock options to employees. At March 1, 2002, there were 233,800 options available for grant under the Plan with granted options to purchase 657,900 shares still outstanding. Since the inception of the Plan, 423,300 shares have been issued upon the exercise of options.

      Options may be granted in the form of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options (“NSOs”) (each ISO or NSO, an “Option,” and collectively, “Options”). Any award may be granted either alone or in tandem with other awards granted under the Plan. The Plan is administered by the Compensation Committee of the Board (the “Committee”). The Committee may condition the grant of an Option upon the attainment of specified performance goals or other criteria, which need not be the same for all optionees. The Plan will expire in 2005, but Options outstanding under the Plan may extend beyond that date.

      The exercise price of any Option may be as determined by the Committee, but may not be less than the fair market value of the shares subject to the Option on the date of grant (or 110% of the fair market value in the case of ISOs granted to employees who own more than 10% of the Common Stock). Options will become exercisable in accordance with the vesting schedule determined by the Committee. The term of any Option granted under the Plan may not exceed ten years (or five years in the case of ISOs granted to employees who own more than 10% of the Common Stock). In addition, ISOs are subject to certain other limitations in order to take advantage of the favorable U.S. tax treatment that may be available for ISOs.

      Options that are ISOs generally may be exercised at any time within three months after termination of an optionee’s employment by the Company. Options that are NSOs generally may be exercised at any time within twelve months after termination of an optionee’s employment by, or consulting relationship with, the Company. If termination is due to the optionee’s death or disability, the Option generally may be exercised for one year. No Option shall be assignable or otherwise transferable by an optionee other than by will or by the laws of descent and distribution.

      The consideration payable to the Company upon the exercise of any Option and any related taxes must generally be paid in cash, check, payment by the tender of Common Stock already owned by the optionee, or other methods including a promissory note, if permitted by the Committee. The Company generally will not receive any consideration upon the grant of any Options.

      The Committee may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture provisions with respect to any Option granted under the Plan. The Board may amend, alter or discontinue the Plan or any Option at any time, except that the consent of an optionee is required if the optionee’s rights under an outstanding Option would be impaired. The Plan requires shareholders to approve an amendment to the Plan only (i) if it increases the number of shares in the aggregate that may be sold under the Plan; (ii) with respect to provisions solely as they relate to ISOs, to the extent required for the Plan to comply with Section 422 of the Code, or (iii) if it materially increases the benefits accruing to optionees under the Plan.

      In the event of a “Change in Control” involving the Company, the Options become exercisable to the full extent theretofore not exercised, but in no event after the option period specified in each individual option agreement. A Change in Control of the Company shall be deemed to have occurred if (A) any person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities, or (B) during any period of two consecutive years individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (A) or (C) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

      The Plan constitutes an unfunded plan for incentive and deferred compensation. The Company is not required to create trusts or arrangements to meet its obligations under the Plan to deliver stock or make payments.

Federal Income Tax Consequences of Option Awards and Exercises Under the Plan

      The following is a general summary of the typical federal income tax consequences of the issuance and exercise of options under the Plan. It does not describe state and local or other tax consequences of the issuance and exercise of options, which may be different from the federal income tax consequences.

      Incentive Stock Options. The grant of an ISO has no federal income tax effect on the optionee. Upon exercise, the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an ISO over the exercise price of such ISO (the “option spread”) is includible in the optionee’s “Alternative Minimum Taxable Income” for purposes of the Alternative Minimum Tax. If the optionee does not dispose of the stock acquired upon exercise of an ISO until more than two years after the ISO grant date and more than one year after exercise of the ISO, any gain upon sale of the shares will be a long-term capital gain. If shares are sold or otherwise disposed of before both of these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the ISO (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the ISO). The Company is not entitled to a federal income tax deduction in connection with ISOs, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.

      Nonstatutory Stock Options. The grant of a NSO has no federal income tax effect on the optionee. Upon the exercise of a NSO, the optionee has taxable ordinary income (and the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a NSO, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held.

      In the case of both ISOs and NSOs, special federal income tax rules apply if the optionee uses Common Stock to pay all or part of the exercise price.

      The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company represented and voting at the Annual Meeting is required to approve the amendment to the Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any equity security of the Company are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal 2001 such SEC filing requirements were satisfied.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      Shareholder proposals intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company no later than December 2, 2002. Proposals may be mailed to the Company, to the attention of the Secretary, 91 South Royal Brougham Way, Seattle, Washington 98134. The Company’s management will have discretionary authority to vote its proxies on any proposal introduced by a shareholder at the Company’s 2003 annual meeting unless the shareholder notifies the Company on or before February 14, 2003 that such shareholder intends to introduce a proposal.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors knows of no matters, which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

By Order of the Board of Directors

Martin Kelly
Chairman

DIRECTIONS TO

PYRAMID BREWERIES INC. ANNUAL MEETING OF SHAREHOLDERS

Pyramid Brewhouse

901 Gilman St.
Berkeley, CA. 94710
(501) 528-9880

On-site Parking Available

From Oakland:

      Take I-880 northbound to I-80 towards Berkeley/Sacramento. In Berkeley, exit at Gilman Street. Turn right at exit, the brewery is ahead on the left between 7th and 8th Streets.

From San Francisco:

      Take the I-80 Bay Bridge and follow signs towards Berkeley/Sacramento. In Berkeley, exit at Gilman Street. Turn right at exit, the brewery is ahead on the left between 7th and 8th Streets.

From Sacramento and North:

      Take I-80 westbound to Gilman Street exit in Berkeley. Turn left at exit, the brewery is ahead on the left between 7th and 8th Streets.

APPENDIX A

PYRAMID BREWERIES, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

May 3, 2000

I.     OVERALL PURPOSE

      The primary purpose of the Audit Committee is to assist the Board of Directors in achieving its oversight responsibilities in the following areas:

•	Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

•	Overseeing that management has established and maintained processes to assure that an adequate system of internal control over key business risks is functioning within the Company;

•	Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies.

II.     COMPOSITION

      The Audit Committee shall be comprised of three or more directors as determined by the Board. Each member of the Committee shall be an independent director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and will serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

      The Committee shall meet at least quarterly, prior to the Company’s release of earnings for the preceding quarter. In addition to the Committee members, Company management and the independent accountants will attend these quarterly meetings. The agenda for the quarterly meetings shall include, at a minimum, a review of the Company’s financial results and an executive session with the independent accountants. The Committee will include other agenda topics, which in its opinion are necessary to executing its responsibilities under this charter. The Committee may meet more frequently as circumstances dictate.

IV.     ACTIVITIES

      In fulfilling its overall purpose, the audit committee shall annually schedule and carry out the following activities. The five broad areas of activities include:

•	General

•	Reporting

•	Independent Accountants

•	Key Risks and Controls

•	Ethical and Legal Standards

      The following describes the anticipated annual schedule of activities for each area.

PYRAMID BREWERIES, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

SCHEDULE OF ACTIVITIES

May 3, 2000

Timing

	All	As
Activities	Meetings	Required	January	April	July	October

Area: GENERAL
1. Determine that each Committee member is independent and free from any relationships that would interfere with the exercise of his or her judgment as a member of the Committee. Definition of independence would exclude directors who:
X
• Have been employed by the corporation during the past three years,

• Accept compensation in excess of $60,000 from the Company, or any of its affiliates during the previous fiscal year other than for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation,

• Are members of the immediate family of any executive officer employed during the past three years,
• Are executives of other corporations where any of the corporations executives serves on the compensation committee

• Is a partner in, a controlling shareholder or executive officer of any for-profit business organization to which the corporation made or received payments in any of the past three years that exceed 5% of the company’s or business organizations consolidated gross revenues for that year, or $200,000, whichever is greater. Payments resulting solely from investments in the company’s securities need not be considered for this purpose.

2. Determine that all Committee members are “financially literate” and at least one member has financial management experience, as defined by the full board.		X
3. Review and update this Charter periodically, at least annually, as conditions dictate. Full board approval is required for adoption and significant changes to the charter.						X
4. Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each meeting with the full Board of Directors.	X

Timing

	All	As
Activities	Meetings	Required	January	April	July	October

5. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.
X
Area: REPORTING
1. Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.
X
2. Review with management and the Company’s independent public accountants the applicability and impact of any new pronouncements issued by the FASB and SEC or other applicable regulatory agencies.			X	X	X	X
3. Disclose in the annual proxy statement whether the Committee has satisfied its responsibilities in compliance with this charter. Specifically, the report would require the committee to state that they have reviewed and discussed the financial statements with management, discussed the items required by Statement on Auditing Standards (SAS) #61 (including the quality of reporting) with independent auditors, and indicate that the audit committee has received a written report from auditors required by Independence Standards Board Statement #1 regarding auditors’ independence. Finally, the report would require audit committee’s to recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC.
X
4. Publish the written charter in the annual report at least every three years or in the next proxy statement after a significant amendment.		X
5. Meet with (telephonic or in person) financial management and the independent accountants following the completion of the independent accountants SAS #71 interim financial review and prior to the form 10Q filing/release of earnings.
			X	X	X	X
Area: INDEPENDENT ACCOUNTANTS
1. Review and approve the selection of the independent accountants. The independent accountants are ultimately accountable to the board of directors and the audit committee as representatives of the shareholders.
X

Timing

	All	As
Activities	Meetings	Required	January	April	July	October

2. Review with the independent accountants the scope of their examinations of the books and records of the Company and its subsidiaries and direct the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance. Authorize the auditors to perform such supplemental reviews or audits, as the Committee may deem desirable.
X
3. On an annual basis, receive a formal written statement from the independent auditors as to all significant relationships the accountants have with the Company to determine the accountants’ independence.
X
4. Review with management and the independent auditor their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.
			X	X	X	X
5. Review with management and the independent accountants at the completion of their audit:			X
• The existence of any fraud or illegal acts that the auditor may have become aware of;
• Any significant deficiencies in the design or operation of internal controls noted during the audit;
• Selection of and changes in significant accounting policies or their application;
• Process used by management in making significant accounting judgments or estimates
• Significant audit adjustments
• Review by the auditors of other information in the audited financial statements
• Disagreements with management
• Consultation, if any, with other auditors on significant accounting matters
• Serious difficulties encountered during the audit
6. Consider recommendations from the independent accountants regarding internal controls, information technology controls and security and other matters relating to the Company and its subsidiaries. Review management’s actions to correct any such controls or processes deemed to need improvement.
X

Timing

	All	As
Activities	Meetings	Required	January	April	July	October

7. Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.
			X	X	X	X
Area: KEY RISKS AND CONTROLS
1. Inquire of management, the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks.			X	X	X	X
2. Review accounting and financial human resources and succession planning.		X
Area: ETHICAL AND LEGAL STANDARDS
1. Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.		X
2. Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.		X
3. Review and approve updates periodically to the Corporations Code of Conduct and ensure that management has established a system to enforce this Code.		X
4. Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.		X

APPENDIX B

PYRAMID BREWERIES, INC.

Amended and Restated

1995 Employee Stock Option Plan

      SECTION 1     Purpose. The purpose of the Pyramid Breweries, Inc. Amended and Restated 1995 Employee Stock Option Plan (the “Plan”) is to enable Pyramid Breweries, Inc. (the “Company”) to attract and retain the services of people with training, experience and ability and to provide additional incentive to such persons by granting them an opportunity to participate in the ownership of the Company.

      SECTION 2     Stock Subject to Plan. The stock subject to this Plan shall be the Company’s common stock, par value $.01 per share (the “Common Stock”), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 10, the aggregate amount of Common Stock reserved for issuance or delivery upon exercise of all options granted under this Plan shall not exceed 1,565,000 shares of Common Stock, as constituted on date of adoption of this Plan by the Board of Directors. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such expired, surrendered, exchanged, canceled or terminated options.

      SECTION 3     Administration. The Plan shall be administered by the Board of Directors of the Company, in accordance with the following terms and conditions:

3.1 General Authority. Subject to the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to determine all matters relating to options to be granted under the Plan, including the selection of individuals to be granted options, the number of shares to be subject to each option, the exercise price, the term, whether such options shall be immediately exercisable or shall become exercisable in increments over time, and all other terms and conditions thereof. Grants under this Plan to persons eligible need not be identical in any respect, even when made simultaneously. The Board of Directors may from time to time adopt rules and regulations relating to the administration of the Plan. The interpretation and construction by the Board of Directors of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties. The Board of Directors in its sole discretion, may grant incentive stock options (“Incentive Stock Options”) as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”) and/or nonqualified stock options (“Nonqualified Stock Options”). A Nonqualified Stock Option is a stock option which is not an Incentive Stock Option. The type of option granted, whether an Incentive Stock Option or a Nonqualified Stock Option shall be clearly identified by the Board of Directors when granted. The term option when used in this Plan should refer to Incentive Stock Options and Nonqualified Stock Options, collectively.

3.2 Delegation to a Committee. Notwithstanding the foregoing, the Board of Directors, if it so determines, may delegate to a committee of the Board of Directors consisting of two or members any or all authority for the administration of the Plan, and thereafter references to the Board of Directors in this Plan shall be deemed to be references to the committee to the extent provided in the resolution establishing the committee.

3.3 Persons Subject to Section 16(b). It is the intention of the Company that, if any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the 1934 Act, this Plan shall comply in all respects with Rule 16b-3 under the 1934 Act. If any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of it meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to Section 16(b) of the 1934 Act without so restricting, limiting or conditioning the Plan with respect to other participants.

3.4 Replacement of Options. The Board of Directors, in its absolute discretion, may grant options subject to the condition that options previously granted at a higher or lower exercise price under the Plan be cancelled or exchanged in connection with such grant. The number of shares covered by the new options, the exercise price, the term and the other terms and conditions of the new option, shall be determined in accordance with the Plan and may be different from the provisions of the cancelled or exchanged options. Alternatively, the Board of Directors may, with the agreement of the Optionee, amend previously granted options to establish the exercise price at the then current fair market value of the Company’s Common Stock.

3.5 Loans to Optionees. The Board of Directors, in its absolute discretion, may provide that the Company loan to Optionees sufficient funds to exercise any option granted under the Plan and/or to pay withholding tax due upon exercise of such option. The Board of Directors shall have the authority to make such determinations at the time of grant or exercise and shall establish repayment terms thereof, including installments, maturity and interest rate.

      SECTION 4     Eligibility. Options may be granted only to persons who, at the time the option is granted, are employees, consultants or independent contractors of the Company or any of its present or future parent or subsidiary corporations (as those terms are used in Section 422(a)(2) and (d)(1) and Section 424(e) and (f) of the Code, hereafter a “Parent” or “Subsidiary”). Any individual to whom an option is granted under this Plan shall be referred to hereinafter as “Optionee.” Any Optionee may receive one or more grants of options as the Board of Directors as shall from time to time determine, and such determinations may be different as to different Optionees and may vary as to different grants. Optionees who are not employees will only be eligible to receive Nonqualified Stock Options.

      SECTION 5     Terms and Conditions of Options. Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Board of Directors shall deem advisable and which are not inconsistent with this Plan. Each option granted hereunder shall clearly indicate whether it is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding the foregoing, all such options shall include or incorporate by reference the following terms and conditions:

5.1 Number of Shares; Exercise Price. The maximum number of shares that may be purchased pursuant to the exercise of each option shall be as established by the Board of Directors. The exercise price of all options granted hereunder shall be as established by the Board of Directors, but in no event shall the exercise price of any Incentive Stock Option be less than the fair market value per share of the Common Stock at the time the option is granted, as determined in good faith by the Board of Directors.

5.2 Duration of Options. Subject to the restrictions contained in Section 9, the term of each option shall be established by the Board of Directors and, if not so established, shall be ten years from the date it is granted, but in no event shall the term of any Incentive Stock Option exceed ten years.

5.3 Exercisability. Each option shall prescribe the installments, if any, in which an option granted under the Plan shall become exercisable. The Board of Directors, in its absolute discretion, may waive or accelerate any installment requirement contained in outstanding options. In no case may an option be exercised as to less than 100 shares at any one time (or the remaining shares covered by the option if less than 100) during the term of the option. Only whole shares shall be issued pursuant to the exercise of any option.

5.4 Incentive Stock Option. Any option which is issued as an Incentive Stock Option under this Plan, shall, notwithstanding any other provisions of this Plan or the option terms to the contrary, contain all of the terms, conditions, restrictions, rights and limitations required to be an Incentive Stock Option, and any provision to the contrary shall be disregarded. The Board of Directors may require an Optionee to give the Company prompt notice of any disposition of shares of Common Stock acquired by the exercise of an Incentive Stock Option prior to the expiration of two years after the date of grant of the option and one year from the date of exercise.

2

      SECTION 6     Nontransferability of Options. Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or any right or privilege conferred hereby, contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process, such option thereupon shall terminate and become null and void. During an Optionee’s lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee. Notwithstanding the foregoing, to the extent permitted by Rule 16b-3 under the 1934 Act and other applicable law and regulation, the Company may permit an Optionee to, during the Optionee’s lifetime, designate a person who may exercise the option after the Optionee’s death by giving written notice of such designation to the Company (such designation may be changed from time to time by the Optionee by giving written notice to the Company revoking any earlier designation and making a new designation).

      SECTION 7     Certain Limitations Regarding Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following special limitations:

7.1 Limitation on Amount of Grants. As to all Incentive Stock Options granted under the terms of this Plan, to the extent that the aggregate fair market value of the stock (determined at the time the Incentive Stock Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as Nonqualified Stock Options. The previous sentence shall not apply if the Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Optionee or any legatee, personal representative or distributes of an Optionee or issues regulations changing or eliminating such annual limit. No such limitation shall apply to Nonqualified Stock Options.

7.2 Grants to 10% Shareholders. Incentive Stock Options may be granted a person owning more than 10% of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary only if (a) the exercise price is at least 110% of the fair market value of the stock at the time of grant, and (b) the option is not exercisable after the expiration of five years from the date of grant.

      SECTION 8     Exercise of Options. Options shall be exercised in accordance with the following terms and conditions:

8.1 Procedure. Options shall be exercised by delivery to the Company of written notice of the number of shares with respect to which the option is exercised.

8.2 Payment. Payment of the option price shall be made in full within 5 business days of the notice of exercise of the option and shall be in cash or bank-certified or cashier’s checks, or personal check or promissory note if permitted by the Board of Directors. To the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations), an option may be exercised by delivery of shares of Common Stock of the Company which have been held by the Optionee for a period of at least six months having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Board of Directors. Such payment in stock may occur in the context of a single exercise of an option or successive and simultaneous exercises, sometimes referred to as “pyramiding,” which provides that, rather than physically exchanging certificates for a series of exercises, bookkeeping entries will be made pursuant to which the Optionee is permitted to retain his existing stock certificate and a new stock certificate is issued for the net shares.

If the Company’s Common Stock is registered under the 1934 Act, and if permitted by the Board of Directors, and to the extent permitted by applicable laws and regulations, (including, but not limited to, federal tax and securities laws and regulations) an option also may be exercised by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

3

8.3 Federal Withholding Tax Requirements. Upon exercise of an option, the Optionee shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. In order to implement this provision, the Company or any related corporation shall have the right to retain and withhold from any payment of cash or Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also retain and withhold or the Optionee may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld.

      SECTION 9     Termination of Employment, Disability and Death

      9.1     General. If the employment of the Optionee by the Company, a Parent or a Subsidiary shall terminate by retirement or for any reason other than death, disability or cause as hereinafter provided, (a) an Incentive Stock Option may be exercised by the Optionee at any time prior to the expiration of three months after the date of such termination of employment (unless by its terms the option sooner terminates or expires), and (b) a Nonqualified Stock Option may be exercised by the Optionee at any time prior to the expiration of twelve months after the date of such termination of employment (unless by its terms the option sooner terminates or expires), but in each case only if, and to the extent the Optionee was entitled to exercise the option at the date of such termination.

      9.2     Disability. If the employment of the Optionee by the Company, a Parent or a Subsidiary is terminated because of the Optionee’s disability (as herein defined), the option may be exercised by the Optionee at any time prior to the expiration of one year after the date of such termination (unless by its terms the option sooner terminates or expires), but only if, and to the extent the Optionee was entitled to exercise the option at the date of such termination. For purposes of this section, an Optionee will be considered to be disabled if the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which has lasted or can be expected to last a continuous period of not less than 12 months.

      9.3     Death. In the event of the death of an Optionee while in the employ of the Company, a Parent or a Subsidiary, the option shall be exercisable on or prior to the expiration of one year after the date of such death (unless by its terms the option sooner terminates and expires), but only if and to the extent the Optionee was entitled to exercise the option at date of such death and only by the Optionee’s personal representative if then subject to administration as part of the Optionee’s estate, or by the person or persons to whom such Optionee’s rights under the option shall have passed by the Optionee’s will or by the applicable laws of descent and distribution.

      9.4     Termination for Cause. If the Optionee’s employment with the Company, a Parent or a Subsidiary is terminated for cause, any option granted hereunder shall automatically terminate as of the first advice or discussion thereof, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. “Termination for Cause” shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), intoxication while at work, fraud, misconduct or disclosure of confidential information.

      9.5     Waiver or Extension of Time Periods. The Board of Directors shall have the authority, prior to or within the times specified in this Section 9 for the exercise of any such option, to extend such time period or waive in its entirety any such time period to the extent that such time period expires prior to the expiration of the term of such option. In addition, the Board of Directors may grant, pursuant to a specific resolution

4

adopted at the time of grant, modify or eliminate the time periods specified in this Section 9. However, no Incentive Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted. If an Optionee holding an Incentive Stock Option exercises such option, by permission, after the expiration of the various time periods specified in this Section 9, and by virtue of such exercise the option is no longer treated as an Incentive Stock Option under the Code, such Option shall automatically be converted into a Nonqualified Stock Option.

      9.6     Termination of Options. To the extent that the option of any deceased Optionee or of any Optionee whose employment is terminated shall not have been exercised within the limited periods prescribed in this Section 9, all further rights to purchase shares pursuant to such option shall cease and terminate at the expiration of such period. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted, notwithstanding any provision to the contrary.

      9.7     Non-employee Optionees. Options granted to Optionees who are not employees of the Company, a Parent or a Subsidiary at the time of grant shall not be subject to the provisions of this Section 9, except as specifically provided in the option.

      SECTION 10     Acceleration upon Change in Control. Notwithstanding any other provision of the Plan, if the Board determines that a Change in Control (as defined in the next paragraph) has occurred or is about to occur, the options theretofore granted hereunder to a person who at the time of the Change in Control is an employee, consultants or independent contractor of the Company or any of its subsidiaries shall, subject to the approval of the Board and the satisfaction of any applicable requirements or limitations of Rule 16b-3 under the Exchange Act, become exercisable to the full extent theretofore not exercised, but in no event after the option period specified in each individual option agreement.

      For purposes of this Section 10 only, a Change in Control of the Company shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities, or (B) during any period of two consecutive years individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (A) or (C) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

      SECTION 11     Option Adjustments

      11.1     Adjustments upon Changes in Capitalization. The aggregate number and class of shares on which options may be granted under this Plan, the Maximum Annual Optionee Grant set forth in Section 5.1, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such options, shall each be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up, spin-off or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

      11.2     Effect of Certain Transactions. Except as provided in subsection 11.2, upon a merger, consolidation, acquisition of property or stock, separation, reorganization (other than a merger or reorganization of the

5

Company in which the holders of Common Stock immediately prior to the merger or reorganization have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger or reorganization) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Common Stock, any option granted hereunder shall terminate, but, provided that the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

      11.3     Conversion of Options on Stock for Stock Exchange. If the shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization (other than a merger or reorganization of the Company in which the holders of Common Stock immediately prior to the merger or reorganization have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger or reorganization), all options granted hereunder shall terminate in accordance with the provision of subsection 11.2 unless the Board of Directors and the corporation issuing the Exchange Stock, in their sole and arbitrary discretion and subject to any required action by the shareholders of the Company and such corporation, agree that all such options granted hereunder are converted into options to purchase shares of Exchange Stock. The amount and price of the such options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The vesting schedule set forth in the option agreement shall continue to apply to the options granted for the Exchange Stock.

      11.4     Fractional Shares. In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

      11.5     Determination of Board of Directors to be Final. All such adjustments shall be made by the Board of Directors and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

      SECTION 12     Securities Regulations

      12.1     Compliance. Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the 1934 Act, the rules and regulations promulgated thereunder, and the requirements of NASDAQ or any stock exchange upon which the shares may then be listed, and shall further be subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

      12.2     Representations by Optionee. As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 12.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the stock certificate in order to assure exemption from registration. The Board of Directors may also require such other action or agreement by the Optionees as may from time to time be necessary to comply

6

with the federal and state securities laws. This provision shall not obligate the Company to undertake registration of options or stock hereunder.

      SECTION 13     Employment Rights. Nothing in this Plan or any option or right granted pursuant hereto shall confer upon any Optionee any right to be continued in the employment or service of the Company, a Parent or any Subsidiary of the Company or to remain a director, or to interfere in any way with the right of the Company, a Parent or any Subsidiary, in its sole discretion, to terminate such Optionee’s employment or service at any time or to remove the Optionee as a director at any time.

      SECTION 14     Amendment and Termination

      14.1     Action by Shareholders. The Plan may be terminated, modified or amended by the shareholders of the Company.

      14.2     Action by Board of Directors. The Board of Directors may at any time suspend, amend or terminate this Plan, provided that, to the extent required for compliance with Rule 16b-3 promulgated under Section 16(b) of the 1934 Act, Section 422 of the Code or by any applicable law or regulation, the Company’s shareholders must approve any amendment which will:

(a) Increase the number of shares in the aggregate which may be sold pursuant to options granted under the Plan;

(b) Materially increase the benefits accruing to participants under the Plan; or

(c) Change the terms of the Plan which causes the Plan to lose its qualification as an incentive stock option plan under Section 422 of the Code.

      No termination, suspension or amendment of the Plan may, without the consent of each Optionee to whom any option shall theretofore have been granted, adversely affect the rights of such Optionees under such options.

      14.3     Automatic Termination. Unless the Plan shall theretofore have been terminated as herein provided, this Plan shall terminate ten (10) years from the earlier of: (a) the date on which the Plan is adopted; or (b) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination, or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under this Plan.

      SECTION 15     Effective Date of the Plan. This Plan shall become effective on the date of its adoption by the Board of Directors of the Company and options may be granted immediately thereafter but no option may be exercised under the Plan unless and until the Plan shall have been approved by the shareholders within 12 months after the date of adoption of the Plan by the Board of Directors. If such approval is not obtained within such period the Plan and any options granted thereunder shall be null and void.

7

PROXY

PYRAMID BREWERIES INC.
91 So. Royal Brougham Way
Seattle, Washington 98134

For the Annual Meeting To Be Held Thursday, May 2, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF THE COMPANY

Revoking any such prior appointment, the undersigned, a shareholder of Pyramid Breweries Inc. hereby appoints Kurt Dammeier and Martin Kelly and either of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Corporation at the Annual Meeting of Shareholders of said Corporation to be held at the Pyramid Alehouse, 901 Gilman Street, Berkeley, California, on May 2, 2002 at 9:00 A.M. local time and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

(Continued and to be signed on reverse side).

▲ FOLD AND DETACH HERE ▲

Please mark your votes as indicated in this example. X

This proxy when properly executed will be voted as directed. If no direction is indicated, this proxy will be voted FOR the following proposals:

Proposal 1. Election of the Board of Directors: FOR ☐ WITHHOLD VOTE ☐

Nominees: 01 Scott Barnum 02 George Hancock 03 Scott Svenson

(Instruction: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

____

Proposal 2. Amendment of Amended and Restated 1995 Employee Stock Option Plan FOR ☐ AGAINST ☐ ABSTAIN ☐

With respect to the transaction of such other business as may properly come before the Meeting, Proxyholder, in his sole discretion, will vote the proxy as he may see fit. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such; if a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Your name and address are shown as registered – please notify the Corporation of any change in your address.

Signature____________________________ Signature if held jointly ____________________________ Dated___________, 2002

Please sign exactly as name appears.

▲ FOLD AND DETACH HERE ▲